UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 31, 2007
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15385	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor
Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)
     (281) 504-8000
(Registrant’s telephone number,
including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On August 31, 2007, US Dataworks, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain officers and directors (the “Purchasers”), pursuant to which the Company sold and the Purchasers bought 762,500 shares of its Common Stock for an aggregate purchase price of $305,000. The purchase price per share was $0.40, based on the average closing price of the Company’s Common Stock on the five consecutive trading days immediately preceding the closing date of this financing.
Item 3.02. Unregistered Sales of Equity Securities.
     On August 31, 2007, under the terms of the Purchase Agreement described in Item 1.01, the Company issued an aggregate of 762,500 shares of its Common Stock for an aggregate amount of $305,000. These shares were issued pursuant to an exemption under Regulation D as promulgated under the Securities Act of 1933.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: September 5, 2007

US DATAWORKS, INC.
By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer